UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        January 10, 2005

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

22 Water Street
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-4040

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On January 10, 2005, Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), through its wholly owned subsidiary, Mac-Gray Services, Inc., a Delaware corporation (“Mac-Gray Services”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Web Service Company, Inc., a California corporation (“Web”) pursuant to which Mac-Gray acquired substantially all of the assets comprising the laundry facilities management business of Web in the states of Alabama, Arizona, Arkansas, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Oregon, Texas, Utah, Washington and Wyoming for $107,507,487 in cash, subject to post-closing purchase price adjustments.

The assets acquired include principally laundry facility contracts, route equipment and inventory.  Additionally, Mac-Gray Services and Web have entered into a Trademark License Agreement pursuant to which Web granted to Mac-Gray an exclusive, perpetual, fully paid up and royalty-free license to use certain trademarks, service marks and tradenames of Web.  Mac-Gray intends to incorporate the ongoing business of Web into the business of Mac-Gray Services.  After closing the transaction, Mac-Gray made offers of employment to all the Web employees employed at the branch locations servicing the acquired assets.

Concurrent with the acquisition of certain assets of Web, Mac-Gray and its subsidiaries, Mac-Gray Services and Intirion Corporation, entered into a credit agreement, dated as of January 10, 2005, with the following lenders: JPMorgan Chase Bank, N.A. (lead bank); Key Bank, HSBC Bank USA, Wachovia Bank, N.A.; BankNorth, N.A.; LaSalle Bank, N.A., Eastern Bank, Cambridge Savings Bank, and Sovereign Bank, N.A. Pursuant to The Credit Agreement Mac-Gray, Mac-Gray Services and Intirion Corporation may borrow up to $200,000,000 in the aggregate, which consists of up to $80,000,000 in a term loan facility which is due on January 10, 2010 (the “Term Loan Facility”), and up to $120,000,000 in a revolving loan facility which terminates on January 10, 2010 (the “Revolving Facility”).  The required repayments of the Term Loan Facility are $8.0 million in fiscal 2005, $12.0 million in fiscal 2006, $16.0 million in fiscal 2007, $20.0 million in fiscal 2008, and $25.0 million in fiscal 2009 (and January 2010).

This Credit Agreement replaces the Revolving Credit and Term Loan Agreement, dated as of June 24, 2003, by and among Mac-Gray, Mac-Gray Services, Intirion Corporation, Citizens Bank of Massachusetts, Key Bank, N.A. BankNorth, N.A.; HSBC Bank USA, Eastern Bank, and Cambridge Savings Bank (the “Prior Credit Agreement”).

Mac-Gray used $80,000,000 of Term Loan Facility borrowings and $93,367,407 of Revolving Facility borrowings to finance the acquisition of the Web assets and to pay related costs and expenses, and to repay the outstanding obligations under the Prior Credit Agreement.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate equal to (i) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus an applicable percentage, ranging from 1.75% to 2.50% (initially 2.25%), determined by reference to Mac-Gray’s funded debt ratio, or (ii) in the case of alternate base rate loans and swing line loans, the higher of (a) the federal funds rate plus 0.5% or (b) the annual rate of interest announced by JPMorgan Chase Bank, N.A. as its “prime rate,” in each case, plus an applicable percentage, ranging from 0.75% to 1.50% (initially 1.25%), determined by reference to Mac-Gray’s funded debt ratio.

The obligations under the Credit Agreement are guaranteed by the subsidiaries of Mac-Gray.  The obligations under the Credit Agreement are also secured by (i) a pledge of 100% of the ownership interests in Mac-Gray’s subsidiaries, and (ii) a first-priority security interest in substantially all tangible and intangible assets of Mac-Gray and its subsidiaries.

Under the Credit Agreement, Mac-Gray made certain representations and warranties to the lenders customarily found in credit agreements of this type.  Mac-Gray and its subsidiaries are also subject to customary lending covenants, including restrictions pertaining to: (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) the making of certain investments and loans, (v) mergers, consolidations and acquisitions, (vi) dispositions of assets, (vii) the maintenance of minimum consolidated net worth, funded debt ratios and consolidated cash flow coverage ratios, (viii) transactions with affiliates, and (ix) changes to governing documents, in each case subject to numerous baskets, exceptions and thresholds.

The Credit Agreement provides for customary events of default with corresponding grace periods, including (i) failure to pay any principal or interest when due, (ii) failure to comply with covenants, (iii) any material representation or warranty made by Mac-Gray proving to be incorrect in any material respect, (iv) defaults relating to or acceleration of other material indebtedness, (v) certain insolvency or receivership events affecting Mac-Gray, (vi) a change in control of Mac-Gray, (vii) Mac-Gray becoming subject to certain material judgments, claims or liabilities, or (viii) a material defect in the lenders’ lien against the collateral securing the obligations under the Credit Agreement.

In the event of a default, the Administrative Agent may, and at the request of the requisite number of lenders must, terminate the lenders’ commitments to make loans under the Credit Agreement and declare all obligations under the Credit Agreement immediately due and payable.  For certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of Mac-Gray will become immediately due and payable.

Certain of the lenders and agents under the Credit Agreement were lenders and agents under the Prior Credit Agreement, and certain of the lenders and agents under the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Mac-Gray and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 1.02.        Termination of a Material Definitive Agreement.

See Item 1.01, which is incorporated herein by reference.  In connection with entering into the Credit Agreement, on January 10, 2005 Mac-Gray terminated the Prior Credit Agreement and transferred all amounts outstanding thereunder to the Credit Agreement.

Item 2.01         Completion of Acquisition or Disposition of Assets.

See Item 1.01, which is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On January 10, 2005, Mac-Gray issued a press release announcing the acquisition of certain assets of Web, and the borrowings to finance the acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.  In addition, on January 10, 2005, Mac-Gray held a conference call to discuss the acquisition of certain assets of Web, and the borrowings to finance the acquisition.  A copy of the conference call transcript is furnished as Exhibit 99.2 to this Current Report.

Item 9.01         Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this Current Report will be filed by Mac-Gray by amendment to this Current Report no later than March 25, 2005.

(b)  Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report will be filed by Mac-Gray by amendment to this Current Report no later than March 25, 2005.

(c)  Exhibits.

Exhibit No.	Description

99.1*	Press Release of Mac-Gray Corporation issued on January 10, 2005.

99.2*	Transcript of Conference Call held by Mac-Gray on January 10, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 14, 2005	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Mac-Gray Corporation issued on January 10, 2005.

99.2*	Transcript of Conference Call held by Mac-Gray on January 10, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.